Exhibit 10.02

PERFORMANCE MILESTONE SHARES ESCROW AGREEMENT

THIS PERFORMANCE MILESTONE SHARES ESCROW AGREEMENT (this “Escrow Agreement”) is made as of the 10th day of November 2010, among The Parkview Group, Inc., a Delaware corporation (the “Company”), Laidlaw & Co. (UK) Ltd. (“Laidlaw”), on behalf of the Investors identified in the Subscription Agreement, Gersten Savage LLP, as escrow agent (“Escrow Agent”), and Firm Success International, Ltd. (the “Firm Success”).

RECITALS

A.          Firm Success is the principal stockholder of the Company.

B.           The Company is desirous of concluding a private offering (the “Offering”) of its Units (the “Units”), with each Unit consisting of four (4) shares of common stock, $0.001 par value (the “Common Stock”) and a Warrant to purchase one (1) share of Common Stock, to a number of “accredited investors” (the “Investors”), as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended and amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

C.           To induce the Investors to purchase the Units, Firm Success has agreed to deposit 1,466,097 shares (the “Escrowed Shares”) of common stock, $0.0001 par value per share, of the Company with the Escrow Agent to be held in escrow in connection with the guarantee entered into of even date herewith, by and between Firm Success and Laidlaw (the “Guarantee”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

1.           Definitions.Unless otherwise defined herein or the context otherwise requires, the terms which are defined in the Guarantee are used in this Escrow Agreement as so defined.

2.           Appointment of Escrow Agent.The Company, Firm Success and Laidlaw, on behalf of each Investor, hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

3.           Establishment of Escrow.

(a)           The term “Escrow Fund” shall include all securities, property, cash or other assets delivered and to be delivered to and retained by Escrow Agent pursuant to this Escrow Agreement and the Guarantee. The Escrow Fund shall be held in escrow (“Escrow”) by Escrow Agent pursuant to the terms hereof. At the Closing, Firm Success will deliver to Escrow Agent certificates representing the Escrowed Shares, such shares to be held in Escrow for the benefit of the Investors and Firm Success. Firm Success shall provide at the Closing a stock power duly executed in blank and with signature medallion guaranteed by a national bank or trust company, to be similarly held in Escrow.

(b)           If after the Closing there is a stock or cash dividend declared or paid, or any other distribution of assets or property with respect to the Escrowed Shares, or if the shares of Company Common Stock shall be increased by reason of a subdivision of such shares, or other similar transactions, there shall be added to the Escrowed Fund all securities, property, cash or other assets receivable by Firm Success attributable to the Escrowed Shares.

(c)           Any and all new, substituted or additional securities, cash, assets or other property to which Firm Success is entitled pursuant to a Change in Control (as defined below) transaction by reason of its ownership of the Escrowed Shares shall become part of the Escrow Fund. Firm Success may instruct Escrow Agent as to the manner of disposition of the Escrowed Shares, whether by tender, exchange or otherwise, in accordance with the nature of any transaction initiated to effect a Change in Control, subject to the return of the consideration to be received in such transfer to the Escrow Fund.

(d)           During the term of this Escrow Agreement, no sale, transfer or other disposition of the Escrowed Shares may be made by Firm Success.

4.           Provision for Distribution of Escrow Fund.

(a)           Escrow Agent shall transfer to the Investors or Firm Success, as applicable, the Escrowed Shares contained in the Escrow Fund as are specified below based on the achievement by the Company of Adjusted Net Income (as hereinafter defined) of not less than $6,939,889 for the fiscal year ending December 31, 2010 (the “Target”). “Adjusted Net Income” means net income for the year ending December 31, 2010, as reported in the audited financial statements of the Company, as filed with the Securities and Exchange Commission, plus (a) stock based compensation charges associated with closing the share exchange agreement by and among the Company, Dynamic Ally Ltd. (“Dynamic”) and the shareholders of Dynamic (the “Share Exchange”) and the Offering, and (b) cash charges related to the Share Exchange and the Offering, which (b) shall not exceed $705,000 in the aggregate.

(b)           Upon receipt of a joint certificate instructing Escrow Agent to make a transfer in accordance with this Section 4 (which certificate shall attach the relevant consolidated financial statements of the Company supporting the Target calculations), the Escrowed Shares shall be distributed within five (5) business days to the Investors or Firm Success, as applicable. Escrowed Shares, if distributed to the Investors, shall be distributed in proportion to their respective purchases of Units in the Offering.

(c)           The Escrow shall terminate when all assets in the Escrow Fund have been distributed in accordance with the terms of this Escrow Agreement.

5.           Investment of Cash.

(a)           Escrow Agent is hereby instructed and directed to invest any cash in the Escrow Fund in a special interest-bearing attorneys’ escrow account to be maintained at a national bank. If directed to do so jointly by the Company, Firm Success and Laidlaw in writing, the Escrow Agent may invest the Escrow Fund in money market funds offered by such bank or in obligations of the United States of America having a maturity of one year or less. If funds are to be distributed to Firm Success on a particular date, Escrow Agent shall liquidate such investments into cash sufficient to make the required distributions to Firm Success and shall distribute such cash in accordance with Section 4 hereof.

(b)           Escrow Agent shall hold the income, interest or accretion with respect to the Escrow Fund as part of the Escrow Fund to be disposed of in such manner as the principal amount of the Escrow Fund shall be paid over to the Investors or Firm Success.

6.           Escrow Agent.

(a)           Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper persons, and it shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Escrow Agreement, except for its own willful misconduct or gross negligence. Without limiting the foregoing, Escrow Agent shall have no responsibility for the accuracy of any report or other document or certificate filed with it hereunder. Escrow Agent shall in no event be liable for any payments except to the extent of the Escrow Fund.

(b)           Escrow Agent shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance by it of such services. Escrow Agent will receive a fee of $5,000 upon the disposition of the Escrowed Shares. The Company shall be responsible for such fee.

(c)           Until such time as the Escrowed Shares are delivered pursuant to Section 4 above, Firm Success shall be entitled to vote the Escrowed Shares or other securities in the Escrow Fund, provided that Firm Success shall not take any actions or inactions which would have a material adverse effect on the provisions set forth under this Escrow Agreement.

(d)           Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving notice in writing to the parties and shall be discharged of its duties hereunder upon the appointment of the successor escrow agent as hereinafter provided. In the event of any such resignation, the parties shall appoint a successor escrow agent, which shall be a bank or trust company, or other firm or corporation organized under the laws of the United States of America or any state thereof. Any such successor escrow agent shall deliver to the parties a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of Escrow Agent hereunder and shall be entitled to receive and hold in Escrow all the Escrow Funds and any assets then held by the predecessor escrow agent hereunder.

(e)           Escrow Agent shall not be responsible for the identity, authority or rights of any person, firm or corporation, executing or delivering or purporting to execute or deliver this Escrow Agreement or any document or security deposited hereunder or any endorsement thereof or assignment thereof.

(f)           Escrow Agent shall have no duties or responsibilities except as expressly provided in this Escrow Agreement and shall neither be obligated to recognize nor have any liability or responsibility arising under any other agreement to which Escrow Agent is not a party, even though reference thereto may be made herein or a copy thereof attached hereto. The Company and Firm Success acknowledge that the Escrow Agent has rendered and will continue to render legal advice to Laidlaw, and the Company and Firm Success hereby waive any claims of conflict of interest by reason of such legal representation.

7.           Miscellaneous.

(a)           Notices. Any notice, communication, request, reply or advice (hereinafter severally and collectively called “notice”) in this Escrow Agreement provided or permitted to be given or made by any party to another must be in writing and may be given or served by depositing the same postage prepaid and registered or, certified with return receipt requested, or by delivering the same in person to the person to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective 48 hours after such deposit, except for notices to the Escrow Agent, which shall be deemed effective upon receipt. For purposes of notice and addresses of the parties, shall, until changed as hereinafter provided, be as follows:

(i)	If to the Company:

Attention:

(ii)	If to Laidlaw:

Laidlaw & Company (UK) Ltd.
90 Park Avenue, 31st Floor
New York, New York 10016
Attention: Lance B. Friedman

(iii)	If to Firm Success, to their addresses provided under their signatures below with a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attention: Marc J. Ross, Esq.

(iii)	If to the Escrow Agent:

Gersten Savage, LLP
600 Lexington Avenue
9th Floor
New York, NY 10022
Attention: Arthur Marcus, Esq.

or at such other addresses as any party may have advised the other parties in writing;

Any distribution of shares or assets from the Escrow Fund may be sent or given to Firm Success in the same manner as a notice, at the address specified above.

(b)           Successors and Assigns. All the terms and conditions of this Escrow Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, assigns, heirs and legal representatives. Firm Success shall not voluntarily transfer or otherwise assign any right in or to the Escrow Fund or any interest in this Escrow Agreement without the prior written consent of the Company, Laidlaw and Escrow Agent, and any such attempted transfer or assignment without the prior written consent of the Company, Laidlaw and Escrow Agent shall be null and void. No person, firm or corporation will be recognized by Escrow Agent as a successor, heir or personal representative of any party hereto until there shall be presented to Escrow Agent evidence satisfactory to it of such succession.

(c)           Rights as a Stockholder. Except as otherwise provided herein, Firm Success shall, during the term of this Escrow Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Escrowed Shares or other securities in the Escrow Fund.

(d)           Governing Law. It is the intention of the parties that the substantive laws (and not the laws of conflicts of law) of New York shall govern the validity of this Escrow Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

(e)           Counterpart Execution. This Escrow Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f)           Severability. Each provision of this Escrow Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Escrow Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provisions of this Escrow Agreement, but this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

(g)           Integrated Agreement. Except as provided in the next following sentence, this Escrow Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

(h)           Change in Control. For the purposes hereof, a “Change in Control” shall have occurred if (A) any person, corporation, limited liability company, partnership, trust, association, enterprise or group shall become the beneficial owner, directly or indirectly, of stock of the Company possessing at least 50% of the voting power (for the election of directors) of the outstanding capital stock of the Company or (B) at any time fewer than 51% of the members of the Board of Directors of the Company shall be persons who are either nominated for election by such Board of Directors or were elected by such Board of Directors, or (C) there shall be a sale of all or substantially all of the Company’s assets or the Company shall merge or consolidate with another corporation and the stockholders of the Company immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in this transaction (or of the parent corporation of the purchasing or surviving corporation) possessing more than 50% of the voting power (for the election of directors) of the outstanding stock of that corporation, which ownership shall be measured without regard to any stock of the purchasing, surviving or parent corporation owned by, the stockholders of the Company before the transaction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE PARKVIEW GROUP, INC.

		By:	/s/ David Dodge

GERSTEN SAVAGE, LLP, as Escrow Agent		LAIDLAW & CO. (UK) LTD., on behalf of the Investors

By:	/s/ Arthur Marcus	By:	/s/ Daniel Guilfoile
An Authorized Officer

FIRM SUCCESS INTERNATIONAL, LTD.		Address:
____________________________________
____________________________________
____________________________________

By:	/s/ Phong Sae-Ia
An Authorized Officer